Exhibit 10.4

MILLERKNOLL, INC.
2023 AMENDED AND RESTATED
ANNUAL INCENTIVE CASH BONUS PLAN

Section 1. Purposes of the Plan

The purpose of the Plan is to more closely link incentive cash compensation to the creation of shareholder wealth. The Plan is intended to foster a culture of performance and ownership, promote employee accountability, and establish a framework of manageable risks imposed by variable pay. The Plan is also intended to reward long-term, continuing improvements in shareholder value with a share of the wealth created.

Section 2. Definitions

"Annual Salary" means, with respect to a Participant, the Participant’s annual base compensation paid in a particular fiscal year of the Company, provided, however, that if an employee becomes a Participant during a Plan Year, the term Annual Salary will mean only the Participant’s annual base compensation earned after becoming a Participant.

"Board" means the Board of Directors of the Company.

"Bonus Amount" means the amount of a Participant's Earned Bonus which is payable to a Participant under Section 5 of the Plan.

"Change in Control" means:

a.the acquisition by any Person of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35 percent or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Definition shall be satisfied; and provided further that, for purposes of clause (B), (i) a Change in Control shall not occur solely because any Person becomes the beneficial owner of 35 percent or more of the Outstanding Company Common Stock or 35 percent or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company of Outstanding Company Common Stock or Outstanding Company Voting Securities that reduces the number of outstanding shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and (ii) if, after such acquisition by the Company, such Person becomes the beneficial owner of any additional shares of Outstanding Company Common Stock or any additional Outstanding Company Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

b.individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason within any 24-month period to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

c.consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the "Surviving Corporation") (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan or related trust sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation or any corporation controlled by the Company and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock of such corporation or 35 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

d.consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the "Surviving Corporation") (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan or related trust sponsored or maintained by the Company or such corporation or any corporation controlled by the Company and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock thereof or 35 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale of other disposition.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan.

"Company" means MillerKnoll, Inc., a Michigan corporation.

"Disability" means:

a.The inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

b.The receipt of income replacement benefits by a Participant who is an Employee for a period of not less than 3 months under an accident and health plan covering Employees by reason of any medically determinable physical or mental impairment of the Participant which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

"Earned Bonus" means the bonus amount awarded to a Participant under Section 4 of this Plan as determined by the Committee or earned by achieving the performance criteria determined for the Participant by the Committee.

“Executive Officer” means those persons designated “officers” by the Board for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

"Manual" means the Incentive Technical Manual as approved by the Committee.

"Participant" means an employee of the Company or a Subsidiary determined by the Committee, or by an executive officer pursuant to Section 3, to be eligible to participate in the Plan for a Plan Year.

"Plan" means the MillerKnoll, Inc., 2023 Amended and Restated Annual Incentive Cash Bonus Plan.

"Plan Year" means the fiscal year of the Company.

"Retirement" means the termination of a Participant's employment with the Company or a Subsidiary after a Participant attains (A) age 55 with a minimum of 5 years of service, or (B) 30 or more years of service.

"Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

"Target Bonus" means the annual bonus a Participant would earn, if any, for a Plan Year if the target performance criteria determined by the Committee are achieved for that Plan Year.

"Target Bonus Percentage" means the percentage of a Participant's Annual Salary, as established or approved by the Committee for purposes of determining a Participant's Target Bonus.

Section 3. Administration

a.The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not fewer than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a nonemployee director. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

b.Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan, to determine those employees of the Company and its Subsidiaries who are eligible to participate in the Plan, and adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. The Committee may employ attorneys, consultants, accountants, and other persons to assist in performing its responsibilities under the Plan. The Board, Committee, the Company, and its officers shall be entitled to rely upon the advice or opinion of such persons. Without limitation to the foregoing, the Committee may delegate to one or more of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer or General Counsel the power to determine the participation eligibility of new Participants who are not Executive Officers and the bonus amount or performance criteria for each, in which case such Company executives shall exercise the delegated power in accordance with Section 4 of this Plan.

c.Binding Effect of Committee Actions. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan. All members of the Committee shall be fully protected and indemnified by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination, or interpretation.

Section 4. Determination of Earned Bonus

a.Determination of Participant Performance Criteria. Prior to the commencement of each Plan Year, the Committee shall determine the performance criteria for a Participant to receive a bonus. The Committee will inform a Participant in writing if the Participant is to receive a bonus. If a Participant is not informed in writing by the Committee, the Participant will not receive a bonus for the Plan Year. A Participant's bonus may be based upon such performance criteria, goals, accomplishments or combination thereof as determined by the Committee.

b.Annual Determination of Earned Bonus. As of the end of each Plan Year, the Committee (or an executive officer to whom these powers have been delegated in accordance with Section 3 of the Plan) shall determine whether the performance criteria applicable to each Participant have been met. The Earned Bonus for each Participant shall equal the Participant’s Target Bonus, plus or minus any amount for performance criteria applicable to the Participant, which shall be payable by the Company in accordance with Section 5 of this Plan. In no event will an Earned Bonus exceed two times a Participant’s Target Bonus or be less than zero.

Section 5. Payment of Earned Bonus

a.Determination of Bonus Amount. Subject to Section 5(b), the Company each Plan Year shall pay each Participant a bonus equal to the Participant's Earned Bonus following the Committee's determination of the amount of the bonus and determination with respect to the Participant's meeting any other performance criteria, and if the participant has been so informed in writing. Such Bonus shall be paid within sixty (60) days after the end of the year, subject to the right of recoupment as provided in section 6(c) below.

b.Payment Upon Death, Retirement, or Disability. In the event of a Participant's termination of employment by the Company due to death, Retirement, or Disability, the Participant shall be credited as of the end of the Plan Year in which termination occurs (the "Termination Year"), with an Earned Bonus determined in accordance with Section 4 of the Plan, multiplied by a fraction (the "Completion Multiple"), the numerator of which shall equal the total number of days during the Termination Year in which the Participant was employed by the Company, and the denominator of which shall be 365. The Bonus Amount for the Termination Year shall be determined in accordance with Section 5(a) above, except that the Participant's Target Bonus shall first be multiplied by the Completion Multiple. The full amount of the Participant's Earned Bonus shall be paid by the Company to the former Participant, or in the event of the Participant’s death, to the Participant’s estate or designated beneficiary, in one lump sum within the time frame set forth in Section 5(a) of the Plan.

c.Termination of Employment for Reasons Other Than Death, Retirement, or Disability. If a Participant's employment by the Company is terminated for reasons other than death, Retirement or Disability before the end of a Plan Year the Participant will not be entitled to any Bonus Amount and the Participant's Earned Bonus shall be forfeited.

d.Leave of Absence; Ineligibility. If during any Plan Year a Participant has an authorized leave of absence, the amount of the Participant’s Earned Bonus shall be determined in accordance with Section 4 of the Plan, multiplied by a fraction, the numerator of which shall equal the total number of days of the Plan Year a Participant is not on leave of absence, and the denominator of which shall equal 365.

e.Ineligibility. If an employee's participation in the Plan is terminated for reasons other than set forth in Section 5(c) through 5(d), whether due to employment with an affiliate of the Company that is not a Subsidiary or inclusion in a different bonus plan, (i) the amount of the Participant’s Earned Bonus shall be determined in accordance with Section 5(c) of the Plan, whereby the Termination Year shall be the Plan Year in which participation in the Plan terminates and the numerator of the Completion Multiple shall equal the total number of days during the Termination Year in which the employee was a Participant in the Plan.

Section 6. General Provisions

a.No Right to Employment. No Participant or other person shall have any claim or right to be retained in the employment of the Company or a Subsidiary by reason of the Plan or any Earned Bonus.

b.Plan Expenses. The expenses of the Plan and its administration shall be borne by the Company.

c.Recoupment. Any Earned Bonus payments or other compensation paid or payable by the Company pursuant to this Plan shall be subject to repayment by the Participant to the Company as may be required or deemed required under the terms of the Company’s Compensation Recovery Policy or similar policy, or by any law, rule or regulation which imposes mandatory recoupment under the circumstances set forth in such law, rule, or regulation.

d.Plan Not Funded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Earned Bonus under the Plan.

e.Reports. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding the Plan, as may be required by any applicable statute, rule, or regulation.

f.Governing Law. The validity, construction, and effect of the Plan, and any actions relating to the Plan, shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

Section 7. Amendment and Termination of the Plan

The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, no amendment, discontinuance, or termination of the Plan shall alter or otherwise negatively affect the amount of an Earned Bonus earned through the date of amendment or termination.

In the event of the termination of this Plan, the full amount, if any, then credited to a Participant's Earned Bonus shall be paid in full within ninety (90) days following the effective date of termination. If the Plan is terminated prior to the end of a Plan Year, Earned Bonuses for that Plan Year shall be determined and paid in accordance with Section 5(c) of the Plan. In the event the Plan is terminated following a Change in Control the Earned Bonuses shall be determined in accordance with Section 5(c) of the Plan, except that the Completion Multiple shall be one (1) and the Earned Bonuses shall be paid at the effective time of the Change in Control.

History

Adopted by the Board of Directors with an effective date of June 2, 2019.

Amended by the Board of Directors on April 12, 2022.

Amended and restated by the Board of Directors on July 21, 2023.